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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS



        We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Amkor Technology, Inc. of our report dated January 15, 2003, relating to the financial statements of Amkor Technology Philippines, Inc. (formerly Amkor Technology Philippines (P1/P2), Inc.) which appears in Amkor Technology, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

        /s/ SyCip Gorres Velayo & Co.

        Makati City, Philippines


        September 9, 2003